EXHIBIT 32.1

Section 906 Certification by the Chief Executive Officer and Chief Financial Officer

Stephen J. Schoepfer, Chief Executive Officer and Chief Financial Officer of Westport Energy Holdings Inc., a Delaware corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended September 30, 2014 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

By:	/s/ Stephen J. Schoepfer	By:	/s/ Stephen J. Schoepfer
Name:	Stephen J. Schoepfer	Name:	Stephen J. Schoepfer
Title:	Chief Executive Officer	Title:	Chief Financial Officer

Date: November 10, 2015